UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 19, 2005

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

0-8771	87-0278175
(Commission File Number)	(IRS Employer Identification No.)

600 Komas Dr, Salt Lake City, Utah	84108
(Address of Principal Executive Offices)	(Zip Code)

801-588-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 19, 2005, Evans & Sutherland Computer Corporation (“Evans & Sutherland”) sold an office building containing 55,792 rentable square feet located at 560 South Arapeen Drive, Salt Lake City, Utah (“Building 560”) to a group of unaffiliated buyers consisting of First Avenue LLC, Seventh Avenue LLC and 560 Arapeen LLC (“the Buyers”), for a gross sales price of $6,700,000, less closing costs.  Building 560 was primarily used for manufacturing until June of 2005, at which time the manufacturing activities were moved to other Evans & Sutherland facilities located in Salt Lake City, Utah.

Evans & Sutherland entered into a twenty-one month lease agreement with the Buyers for a monthly rent of $53,467, subject to future pro rata reductions as square footage is occupied by building tenants of the Buyers.  Evans & Sutherland is required to pay a monthly pro rata share of operating expenses not to exceed $319,215 over the twenty-one month lease term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS & SUTHERLAND COMPUTER
CORPORATION

Date: December 22, 2005	/s/ Lance Sessions
Lance Sessions
Chief Financial Officer